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                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Joint Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (a) dated March 13, 1997 (except for the third paragraph of Note 7, as to which the date is April 2, 1997) with respect to the Financial Statements of G.B.H. Joint Venture (d/b/a Grand Bay Hotel) for the years ended December 31, 1995 and 1996; (b) dated September 23, 1997 with respect to the Financial Statements of River House Associates (d/b/a Sheraton Gateway Hotel) for the years ended December 31, 1995 and 1996; and (c) dated September 19, 1997 with respect to W-L Tampa, Ltd. (the Sheraton Grand Hotel) for the years ended December 31, 1995 and 1996; all of which are included in the Joint Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, dated September 30, 1997, as amended.


                                                           /s/ ERNST & YOUNG LLP


Miami, Florida
October 27, 1997